Exhibit 4.8
THIRD SUPPLEMENTAL INDENTURE
Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of June 11, 2009, among Lovington-Artesia, L.L.C., a Delaware limited liability company (the “Guaranteeing Subsidiary”), Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners”), and Holly Energy Finance Corp. (“Finance Corp.” and, together with Holly Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 28, 2005 providing for the issuance of 6 1/4% Senior Notes due 2015 (the “Notes”), a First Supplemental Indenture, dated as of March 10, 2005, providing for the addition of HEP Fin-Tex/Trust River, L.P., a Texas limited partnership, as a Guarantor under the Indenture, and a Second Supplemental Indenture, dated as of April 27, 2005, providing for the correction of the redemption prices tables in the Indenture and the form of Note;
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Third Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPPLEMENTAL INDENTURE.
6. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY: LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company
By:	Holly Energy Partners — Operating, L.P.,
a Delaware limited partnership,
its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware
limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

By:	HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

ISSUERS: HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistic Holdings, L.P.,
its general partner

By:	Holly Logistic Services, L.L.C.,
its general partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HOLLY ENERGY FINANCE CORP.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

OTHER GUARANTORS: HEP LOGISTICS GP, L.L.C., a Delaware limited liability company
By:	Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

By:	HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership
By:	HEP Logistics GP, L.L.C., a Delaware limited
liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

By:	HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HEP PIPELINE GP, L.L.C., a Delaware limited
liability company

HEP REFINING GP, L.L.C., a Delaware limited
liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware
limited liability company

HEP PIPELINE, L.L.C., a Delaware limited
liability company

HEP REFINING, L.L.C., a Delaware limited
liability company

HEP WOODS CROSS, L.L.C., a Delaware
limited liability company

Each by:	Holly Energy Partners—Operating, L.P., a
Delaware limited partnership and its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware
limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

By:	HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a
Delaware limited liability company, its
General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HEP FIN-TEX/TRUST RIVER, L.P., a Texas limited partnership HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership
Each by:	HEP Pipeline GP, L.L.C., a Delaware limited
liability company and its General Partner

By:	Holly Energy Partners—Operating, L.P., a
Delaware limited partnership, its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware
limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

By:	HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a
Delaware limited liability company, its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HEP REFINING ASSETS, L.P., a Delaware limited partnership
By:	HEP Refining GP, L.L.C., a Delaware
limited liability company and its General Partner

By:	Holly Energy Partners—Operating, L.P., a
Delaware limited partnership, its Sole Member

By:	HEP Logistics GP, L.L.C., a Delaware
limited liability company, its General Partner

By:	Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

By:	HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Seth Dodson
Seth Dodson
Vice President